EXHIBIT 77Q1(E)
                        NEW INVESTMENT ADVISORY CONTRACT

The Investment Advisory Agreement between the Registrant and Golden Capital Management, LLC regarding Golden Large Core Value Fund and Golden Small Core Value Fund, Exhibit (d)(29) to post effective amendment No. 180 to Registrant's Registration Statement filed with the Securities and Exchange Commission via EDGAR, accession number 0001275125-05-000478, is incorporated by reference, and legally part of, this Form N-SAR.

The Form of Investment Advisory Agreement between the Registrant and Golden Capital Management, LLC regarding Golden Large Core Value Fund and Golden Small Core Value Fund, Exhibit (d)(30) to post effective amendment No. 180 to Registrant's Registration Statement filed with the Securities and Exchange Commission via EDGAR, accession number 0001275125-05-000478, is incorporated by reference, and legally part of, this Form N-SAR.